UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 3, 2017

Glaukos Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-37463	33-0945406
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

229 Avenida Fabricante
San Clemente, California	92672
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 367-9600

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 2.02. Results of Operations and Financial Condition.

On November 7, 2017, Glaukos Corporation (the “Company”) issued a press release announcing its financial results for the third quarter ended September 30, 2017. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 2.02 and in the accompanying Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), except as shall be expressly set forth by specific reference in such filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 3, 2017, the Company entered into Amended and Restated Executive Severance and Change in Control Agreements (the “Amended Agreements”) with each of Thomas W. Burns, the Company’s President and Chief Executive Officer, Chris M. Calcaterra, the Company’s Chief Operating Officer, and Joseph E. Gilliam, the Company’s Chief Financial Officer and Senior Vice President, Corporate Development, copies of which are attached to this Current Report as Exhibits 10.1, 10.2 and 10.3, respectively.  These agreements amend, restate and replace in their entirety the Executive Severance and Change in Control Agreements between the Company and each of (i) Mr. Burns, dated July 10, 2014, (ii) Mr. Calcaterra, dated July 10, 2014 and (iii) Mr. Gilliam, dated May 5, 2017 (the “Original Agreements”).

The Amended Agreements increase the amount of severance benefits each of Messrs. Burns, Calcaterra and Gilliam will receive as a result of an involuntary termination without “cause” or a resignation for “good reason” (each as defined in the Amended Agreements) from an amount equal to 12, nine and nine months of annual base salary, respectively, to 18, 12 and 12 months of annual base salary. In addition, the period of time that each of Messrs. Burns, Calcaterra and Gilliam (and his spouse and dependents) will continue to receive medical and dental benefits following such an event has also been increased from 12, nine and nine months, respectively, to 18, 12 and 12 months.

The Amended Agreements also increase the amount of severance benefits each of Messrs. Burns, Calcaterra or Gilliam would receive as a result of an involuntary termination without cause or a resignation for good reason, in either case within three months prior or 12 months following a “change in control” (as defined in the Amended Agreements), from an amount equal to 18, 12 and 12 months of annual base salary and target bonus, respectively, to 24, 18 and 18 months of annual base salary and target bonus. In addition, the period of time that each of Messrs. Burns, Calcaterra and Gilliam (and his spouse and dependents) will continue to receive medical and dental benefits following such an event has also been increased from 18, 12 and 12 months, respectively, to 24, 18 and 18 months.

All other terms of the Original Agreements remain unchanged and in full force and effect. This description of the terms of the Amended Agreements is subject in all respects to the terms of the Amended Agreements.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Thomas W. Burns Executive Severance and Change in Control Agreement dated November 3, 2017
10.2	Chris M. Calcaterra Executive Severance and Change in Control Agreement dated November 3, 2017
10.3	Joseph E. Gilliam Executive Severance and Change in Control Agreement dated November 3, 2017
99.1	Press Release of Glaukos Corporation, dated August 2, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLAUKOS CORPORATION (Registrant)

By:	/s/ Joseph E. Gilliam
	Name:	Joseph E. Gilliam
	Title:	Chief Financial Officer and Senior Vice President, Corporate Development

Date: November 7, 2017